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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
         Date of Report (Date of earliest event reported) May 23, 2003
                                                          ------------

                             PULASKI FINANCIAL CORP.
                             -----------------------
             (Exact name of registrant as specified in its charter)

      Missouri                       0-24571                43-1816913
      --------                      ---------               ----------
(State or other jurisdiction of   (Commission              (IRS Employer
incorporation or organization)    File Number)             Identification No.)

                12300 Olive Boulevard, St. Louis, Missouri 63141
                ------------------------------------------------
                    (Address of principal executive offices)

                                 (314) 878-2210
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)














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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
          ---------------------------------------------

     (a) Ernst & Young LLP was previously the principal accountants for Pulaski Financial Corp. (the "Company"). On May 23, 2003, that firm's appointment as principal accountants was terminated by the Company. The decision to change accountants was approved by the board of directors. In connection with the audits of the two fiscal years ended September 30, 2002 and the subsequent interim period through the date of termination, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matters of the disagreements in connection with their report. In addition, such financial statements contained no adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

         The Company requested that Ernst & Young furnish the Company with a letter, as promptly as possible, addressed to the Securities and Exchange Commission, stating whether it agrees with the statements made in response to Item 304(a) of Securities and Exchange Commission Regulation S-K in this Item 4, and if not, stating the respects in which they do not agree. That letter is filed as Exhibit 99.1 to this Report.

     (b) On May 23, 2003, the Company engaged KPMG LLP as the Company's principal accountants.

ITEM 7(C).   EXHIBITS
             --------

      Exhibit 16.1 Letter from Ernst & Young LLP regarding its agreement with the disclosure provided under Item 4.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PULASKI FINANCIAL CORP.



Dated: June 2, 2003                    By: /s/ William A. Donius
                                           -------------------------------------
                                           William A. Donius
                                           President and Chief Executive Officer











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EXHIBIT 16.1      ACCOUNTANT LETTER